(graphic omitted) tmng global

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Brainerd Communicators

Ray Yeung / Jo Anne Barrameda (Media)

yeung@braincomm.com / barrameda@braincomm.com

Corey Kinger (Investors)

kinger@braincomm.com

212.986.6667

TMNG GLOBAL REPORTS 2009 SECOND QUARTER RESULTS

Overland Park, KS – August 13, 2009 – TMNG Global (Nasdaq: TMNG), a leading provider of management consulting and software solution services to the global communications, media and entertainment industries, reported financial results for its 2009 second quarter ended July 4, 2009.

Revenues in the second quarter of 2009 were $16.8 million, compared to revenues of $20.6 million in the second quarter of 2008 and $14.2 million in the first quarter of 2009. While year-over-year revenue comparisons continued to be affected by reduced customer spending in light of global macroeconomic trends, as well as unfavorable foreign exchange impact, the 19% sequential improvement reflects the Company’s focus on larger, long-term engagements. During the quarter, TMNG’s gross margin was 43.6%, compared with 46.2% in the second quarter of 2008 and 38.6% in the first quarter of 2009. The five percentage point sequential improvement in gross margin was due to the increase in utilization of consultants as a result of revenue growth, as well as a slight shift in project mix due to an increase in strategy engagements.

TMNG Global reported a net loss of ($0.4) million, or ($0.01) per diluted share for the second quarter of 2009, compared to a net loss of ($8.9) million, or ($0.25) per diluted share in last year’s second quarter. The 2008 second quarter included a non-cash goodwill impairment charge of $9.1 million. After adjusting for the after tax impact of non-cash charges, including the impairment charge, realized gains on auction rate securities, depreciation, amortization and share-based compensation, non-GAAP adjusted net income was $0.6 million, or $0.02 per diluted share, during the second quarter of 2009. The comparable non-GAAP adjusted net income for the second quarter of fiscal 2008 was $2.1 million, or $0.06 per diluted share.

TMNG Global generated cash flow from operations of $3.2 million in the second quarter of 2009, compared to $4.3 million in last year’s second quarter.

“TMNG executed very well on its strategic imperatives which include cementing engagements with our top revenue generating clients while continuing our targeted cost reductions. These combined efforts translated to sequential revenue growth and positive cash flow from operations,” said Richard Nespola, TMNG Global Chairman and CEO. “We saw solid sequential revenue gains across each of our core practice areas, and our margins and key operating metrics all showed improvement. Our markets remain unpredictable and challenging, but based upon client activity we hope to sustain these improvements over the near term while looking to capitalize more fully on our broadened portfolio of offerings and enhanced operating leverage as the economy improves.”

Financial Results for the Twenty-Six Weeks Ended July 4, 2009

For the twenty-six weeks ended July 4, 2009, revenues were $31.0 million, compared with $42.1 million in the comparable year-ago period. TMNG Global’s gross margin was 41.3% during the twenty-six weeks ended July 4, 2009, compared with 46.6% in the comparable year-ago period.

Net loss for the twenty-six weeks ended July 4, 2009 was ($2.5) million or ($0.07) per diluted share, compared with a net loss of ($8.6) million or ($0.24) per diluted share in the comparable year-ago period. GAAP results included the goodwill impairment charge in the second quarter of 2008, as discussed above. The non-GAAP adjusted net loss, adjusted for the after tax impact of non-cash expenses, including the impairment charge, realized gains on auction rate securities, depreciation and amortization expense, and share-based compensation, was approximately ($0.7) million, or ($0.02) per diluted share, for the twenty-six weeks ended July 4, 2009. The comparable non-GAAP adjusted net income for the twenty-six weeks ended June 28, 2008 was $4.4 million, or $0.12 per diluted share.

For the twenty-six weeks ended July 4, 2009, cash flow from operations was $0.5 million, compared to $6.8 million in the comparable year-ago period.

In addition to reporting net loss and net loss per share on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedule entitled “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income (Loss)” that accompanies this press release. In making these non-GAAP adjustments, the Company took into account certain non-cash expenses and benefits, including tax effects as applicable, and the impact of certain items that are generally not expected to be on-going in nature. Management believes the exclusion of these items provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating Company performance utilizing GAAP financial information. The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand TMNG Global’s comparative operating performance for the periods presented.

TMNG Global’s management uses the non-GAAP financial measure in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period and on a sequential basis. TMNG Global’s non-GAAP measure may differ from similar measures by other companies, even if similar terms are used to identify such measures. Although TMNG Global’s management believes the non-GAAP financial measure is useful in evaluating the performance of its business, TMNG Global acknowledges that items excluded from such measure have a material impact on the Company’s net loss and net loss per share calculated in accordance with GAAP. Therefore, management uses non-GAAP measures in conjunction with GAAP results. Investors and other users of our financial information should also consider the above factors when evaluating TMNG Global’s results.

Conference Call

The Company will host a conference call at 5:00 p.m. ET today to discuss 2009 second quarter results. Investors can access the conference call via a live webcast on the Company’s website, www.tmng.com, or by dialing 800-860-2442 in the United States or 412-858-4600 from international locations and referencing the TMNG Global call. A replay of the conference call will be archived on the Company’s website for one week. Additionally, a replay of the call will be available by dialing 877-344-7529, pass code 432696, through August 20, 2009.

About TMNG Global

TMNG Global (NASDAQ: TMNG) is a leading provider of professional services to the converging communications industry. Its companies, TMNG, CSMG, and Cartesian, and its base of over 500 consultants, have provided strategy, management, and technical consulting, as well as products and services, to more than 1200 communications service providers, entertainment, media, and technology companies and financial services firms worldwide.  The company is headquartered in Overland Park, Kansas, with offices in Boston, Chicago, London, New Jersey, New York, Shanghai and Washington, D. C.

Cautionary Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, the ability of the Company to successfully integrate recent acquisitions, conditions in the telecommunications industry, overall economic and business conditions (including the worsening of conditions in the credit markets and in general economic conditions), the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in TMNG Global’s filings with the Securities and Exchange Commission, including the risks described in TMNG Global’s periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended January 3, 2009 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. TMNG Global does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

(Please see attached financial tables)

THE MANAGEMENT NETWORK GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 4,	July 4,	July 4,	July 4,
	2009	2008	2009	2008
Revenues	$16,825	$20,576	$31,022	$42,117

Cost of services (includes net non-cash share-based compensation expense of $80 and $189 for the thirteen weeks ended July 4, 2009 and June 28, 2008, respectively and $168 and $382 for the twenty-six weeks ended July 4, 2009 and June 28, 2008, respectively)	9,490	11,072	18,208	22,486

Gross Profit	7,335	9,504	12,814	19,631

Operating Expenses:
Selling, general and administrative (includes net non-cash share-based compensation expense of $163 and $407 for the thirteen weeks ended July 4, 2009 and June 28, 2008, respectively and $383 and $843 for the twenty-six weeks ended July 4, 2009 and June 28, 2008, respectively)	7,354	8,120	14,762	16,962
Goodwill impairment		9,079		9,079
Intangible asset amortization	491	1,246	965	2,494
Total operating expenses	7,845	18,445	15,727	28,535
Loss from operations	(510)	(8,941)	(2,913)	(8,904)
Other income (expense):
Interest income	56	211	138	517
Interest expense	(17)		(25)
Other income	83		106
Total other income	122	211	219	517
Loss before income tax provision	(388)	(8,730)	(2,694)	(8,387)
Income tax benefit (provision)	38	(160)	160	(242)
Net loss	$(350)	$(8,890)	$(2,534)	$(8,629)

Net Loss per common share:
Basic and diluted	$(0.01)	$(0.25)	$(0.07)	$(0.24)

Weighted average shares used in calculation of net loss per basic and diluted common share	34,791	36,117	34,772	36,225

THE MANAGEMENT NETWORK GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	July 4, 2009	January 3, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,537	$5,956
Short-term investments	7,375
Receivables:
Accounts receivable	9,466	8,247
Accounts receivable — unbilled	5,264	4,540
	14,730	12,787
Less: Allowance for doubtful accounts	(358)	(379)
Net receivables	14,372	12,408
Prepaid and other current assets	1,541	1,653
Total current assets	32,825	20,017

NONCURRENT ASSETS:
Property and equipment, net	2,147	1,801
Goodwill	7,812	6,240
Licenses and identifiable intangible assets, net	3,841	4,842
Noncurrent investments	6,823	13,404
Other noncurrent assets	502	410
Total Assets	$53,950	$46,714

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$1,294	$1,138
Accrued payroll, bonuses and related expenses	5,051	4,053
Other accrued liabilities	3,788	3,010
Deferred revenue	1,560	476
Accrued contingent consideration	161	161
Unfavorable and other contractual obligations	706	697
Current borrowings	4,845
Total current liabilities	17,405	9,535

NONCURRENT LIABILITIES:
Unfavorable and other contractual obligations	820	1,062
Noncurrent borrowings		1,485
Other noncurrent liabilities	1,173	1,006
Total noncurrent liabilities	1,993	3,553

Total stockholders’ equity	34,552	33,626
Total Liabilities and Stockholders’ Equity	$53,950	$46,714

THE MANAGEMENT NETWORK GROUP, INC.

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED NET INCOME (LOSS)

(unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 4, 2009	June 28, 2008	July 4, 2009	June 28, 2009
Reconciliation of GAAP net loss to non-GAAP adjusted net income (loss):
GAAP net loss	$(350)	$(8,890)	$(2,534)	$(8,629)

Realized gain on auction rate securities	(82)		(105)
Goodwill impairment		9,079		9,079
Depreciation and amortization	860	1,594	1,656	3,186
Non-cash share based compensation expense	243	596	551	1,225
Tax effect of applicable non-GAAP adjustments	(62)	(252)	(220)	(511)
Adjustments to GAAP net loss	959	11,017	1,882	12,979

Non-GAAP adjusted net income (loss)	$609	$2,127	$(652)	$4,350

Reconciliation of GAAP net loss per diluted common share to non-GAAP adjusted net income (loss) per diluted common share:
GAAP net loss per diluted common share	$(0.01)	$(0.25)	$(0.07)	$(0.24)

Realized gain on auction rate securities	(0.00)		(0.00)
Goodwill impairment		0.25		0.25
Depreciation and amortization	0.02	0.05	0.05	0.09
Non-cash share based compensation expense	0.01	0.02	0.01	0.03
Tax effect of applicable non-GAAP adjustments	(0.00)	(0.01)	(0.01)	(0.01)
Adjustments to GAAP net loss per diluted common share	0.03	0.31	0.05	0.36

Non-GAAP adjusted net income (loss) per diluted common share	$0.02	$0.06	$(0.02)	$0.12

Weighted average shares used in calculation of diluted net income (loss) per common share	34,791	36,117	34,772	36,225

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